UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sotherly Hotels LP

(Exact name of registrant as specified in its charter)

Delaware	16-1486454
(State of incorporation or organization)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia	23185
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8.0% Senior Unsecured Notes Due 2018	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-189821

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the 8.0% Senior Unsecured Notes due 2018 of Sotherly Hotels LP (the “Registrant”) registered hereby is incorporated by reference from the “Description of Notes” section of the Registrant’s Form S-11 (Registration No. 333-189821), initially filed July 3, 2013 (the “Registration Statement”) with the Securities and Exchange Commission together with all amendments to the Registration Statement subsequently filed with the Securities and Exchange Commission with respect thereto. Such description will also be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

4.1	Form of Indenture by and among the Registrant and Wilmington Trust, National Association (incorporated by reference to Exhibit 4.2 to the Registrant’s Pre-Effective Amendment No. 2 to its Registration Statement on Form S-11 filed with the Securities and Exchange Commission on September 4, 2013)

4.2	Form of Senior Unsecured Note (included as Exhibit A to the Form of Indenture filed as Exhibit 4.1 hereto)

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 24, 2013

Sotherly Hotels LP,

by its General Partner,
SOTHERLY HOTELS INC.

By:	/S/ DAVID R. FOLSOM
Name: David R. Folsom
Its: President and Chief Operating Officer